UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

TURTLE BEACH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

15822 Bernardo Center Drive, Suite 105

San Diego, CA 92127

(Address of principal executive offices) (Zip Code)

(914) 345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TBCH	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2026, Turtle Beach Corporation (the “Company”) held by live webcast its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), where a quorum was present. Matters submitted to the Company’s stockholders and voted upon at the Annual Meeting, which are more fully described in the Proxy Statement, were (1) the election of six nominees to the Company’s Board of Directors to serve until the next annual meeting of stockholders, (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and (3) a non-binding, advisory vote on the compensation of the Company’s named executive officers (“NEOs”).

The tables below show the votes cast for or against, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Item 1. Election of six members to the Board of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
William Wyatt	7,921,944	731,238	3,137	3,939,697
Libby B. Bush	7,756,653	894,809	4,857	3,939,697
Lee Haspel	8,348,699	284,043	23,577	3,939,697
Cris Keirn	8,182,398	470,470	3,451	3,939,697
Daniela Kelley	8,348,980	283,663	23,676	3,939,697
Julia W. Sze	8,042,471	610,183	3,665	3,939,697

Item 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstain
12,380,259	207,376	8,381

Item 3. Non-binding, advisory vote on the compensation of NEOs.

For	Against	Abstain	Broker Non-Vote
8,469,269	172,584	14,466	3,939,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 2, 2026

TURTLE BEACH CORPORATION

By:	/s/ CRIS KEIRN
Cris Keirn
Chief Executive Officer